                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          EL PASO NATURAL GAS COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 Not Applicable
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
                                 Not Applicable
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
                                 Not Applicable
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                                 Not Applicable
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                 Not Applicable
- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                 Not Applicable
- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
                                 Not Applicable
- --------------------------------------------------------------------------------
     (3) Filing party:
                                 Not Applicable
- --------------------------------------------------------------------------------
     (4) Date filed:
                                 Not Applicable
- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

Dear Stockholder:

     You are cordially invited to attend the 1994 Annual Meeting of Stockholders of El Paso Natural Gas Company (the "Company"), which will be held on Thursday, March 17, 1994, at 9:00 a.m. (mountain standard time), in the Crescent III meeting room, The Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. You can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum is represented by promptly returning the enclosed proxy card in the accompanying envelope.

                                                        Sincerely,


                                                  /s/ WILLIAM A. WISE
                                                      William A. Wise
                                             Chairman of the Board, President
                                                and Chief Executive Officer

El Paso, Texas
February 15, 1994

                          EL PASO NATURAL GAS COMPANY
                                304 TEXAS AVENUE
                              EL PASO, TEXAS 79901

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 17, 1994

     The Annual Meeting of Stockholders of El Paso Natural Gas Company (the "Company") will be held on Thursday, March 17, 1994, at 9:00 a.m. (mountain standard time), in the Crescent III meeting room, The Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona, for the following purposes:

     1. To elect seven Directors, each to hold office for a term of one year;

     2. To ratify the appointment of Coopers & Lybrand as independent certified public accountants to audit the Company's financial statements for the fiscal year ending December 31, 1994; and

     3. To transact any other business which may be properly brought before the Annual Meeting.

     Only stockholders of record at the close of business on February 1, 1994, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                            By Order of the Board of Directors


                                                  /s/ STACY J. JAMES
                                                      Stacy J. James
                                                    Corporate Secretary

El Paso, Texas
February 15, 1994

                          EL PASO NATURAL GAS COMPANY
                                304 TEXAS AVENUE
                              EL PASO, TEXAS 79901

                                PROXY STATEMENT

                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 17, 1994

     This Proxy Statement with the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about February 15, 1994. The proxy is solicited by the Board of Directors of El Paso Natural Gas Company (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") on Thursday, March 17, 1994. Shares of the Company's common stock, par value $3.00 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Ms. Stacy J. James, Corporate Secretary, El Paso Natural Gas Company, 304 Texas Avenue, El Paso, Texas 79901, by signing and delivering a subsequently dated proxy or by attending the Annual Meeting in person and giving notice of revocation to the Inspectors of Election.

     February 1, 1994, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 36,885,530 shares of Common Stock, which is the Company's only class of voting securities. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during the Company's ordinary business hours at The Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona.

     Each stockholder is entitled to one vote on each proposal for each share of Common Stock held as of the record date. Two Inspectors of Election, each from The First National Bank of Boston and appointed by the Board of Directors, shall have authority to receive, inspect, electronically tally and determine the validity of the proxies which are received. In accordance with the Company's By-laws, an abstention by a stockholder will be a vote of abstention with respect to the proposal voted upon and will not be a vote "for" or "against" the proposal; however, an abstention and a broker non-vote will be included when determining whether a quorum is present. The Company's By-laws also provide that a non-vote by a broker will be treated as if the broker never voted and a non-vote by a stockholder will be tallied as a vote "for" management.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 1993. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions, and all matters which would be considered by such committee are acted upon by the full Board of Directors. Since becoming a Director, each Director has attended at least 80% of the meetings of the Board of Directors and the committees on which he served during the fiscal year 1993.

THE AUDIT COMMITTEE

     The Audit Committee currently consists of Kenneth L. Smalley (Chairman), Byron Allumbaugh, Eugenio Garza Laguera, James F. Gibbons and Ben F. Love, each a non-employee Director. All members except for Dr. Gibbons were members of the Audit Committee during the fiscal year 1993. Dr. Gibbons became a member of the Audit Committee in January 1994. Three meetings were held by the Audit Committee during the fiscal year 1993. The Audit Committee makes a recommendation to the Board of Directors for a firm of independent certified public accountants to audit the Company's annual financial statements. In addition, the Audit Committee reviews with management and the certified public accountants the financial statements, the adequacy of internal accounting controls, and the basic accounting and financial policies and practices of the Company.

THE COMPENSATION COMMITTEE

     The Compensation Committee currently consists of Ben F. Love (Chairman), Byron Allumbaugh, Eugenio Garza Laguera, James F. Gibbons and Kenneth L. Smalley, each a non-employee Director. All members except for Dr. Gibbons were members of the Compensation Committee during the fiscal year 1993. Dr. Gibbons became a member of the Compensation Committee in January 1994. Three meetings were held by the Compensation Committee during the fiscal year 1993. The Compensation Committee administers the Company's executive stock option plan, long-term incentive compensation plan, annual incentive compensation plans and other executive compensation plans. In addition, the Compensation Committee reviews appropriate criteria for establishing performance targets and determining annual corporate and executive performance ratings. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report" which begins on page 9 of this Proxy Statement.

DIRECTOR COMPENSATION

     Each member of the Company's Board of Directors is reimbursed for the usual and ordinary expenses of meeting attendance. Employee Directors receive no additional compensation for serving on the Board of Directors or committees thereof. Non-employee Directors receive an annual retainer of $50,000. No additional fees are paid to non-employee Directors for serving on the Board of Directors or committees thereof.

     Each non-employee Director receives a stock option grant of 3,000 options under the Company's Stock Option Plan for Non-employee Directors upon his initial election to the Board of Directors and an annual stock option grant of 1,000 options upon each re-election to the Board of Directors. Non-employee Directors are also eligible to participate in the Company's Compensation Plan for Non-employee Directors (which provides for the deferral of a Director's annual retainer and the subsequent payout thereof) and the Company's Retirement Income Plan for Directors (which provides for retirement benefits based upon the number of years of service as a Director).

     As part of its overall program to support charitable organizations, the Company has a Director Charitable Award Plan. The plan provides for the designation of up to four charitable organizations to receive a maximum of $1,000,000 in the aggregate upon the death of a Director participant. Pursuant to the plan, each Director of the Company is entitled to participate upon the completion of two consecutive years of service on the Board of Directors. Currently, Mr. Wise is the only Director eligible to participate in the plan.

                                   PROPOSALS

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     In accordance with the By-laws of the Company, the Board of Directors has fixed at seven the number of Directors constituting the Board of Directors. The Company proposes to elect seven Directors, each to hold office for a term of one year and until his successor has been duly elected and shall qualify. With the exception of broker non-votes and unless otherwise instructed by stockholders, the persons named on the enclosed proxy card will vote the shares of Common Stock represented by such proxy for the election of the seven nominees named in this Proxy Statement. However, if any of the named nominees should be unavailable for election, the Board of Directors may substitute nominees, in which event the shares of Common Stock represented by proxy will be voted for substitute nominees unless an instruction to the contrary is contained on the proxy card. No circumstances are presently known which would render any nominee named herein unavailable to serve as a member of the Board of Directors. Pursuant to the Company's By-laws, the election of each Director requires an affirmative vote of a plurality of the votes of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on that proposal. Holders of Common Stock may not cumulate their votes for the election of Directors.

     Each of the following nominees is currently a Director of the Company:

                            NAME, PRINCIPAL OCCUPATION                                              SERVED AS
                          AND SELECTED OTHER INFORMATION                                            DIRECTOR
                         CONCERNING NOMINEES FOR DIRECTOR                                             SINCE
                         --------------------------------                                           ---------
        BYRON ALLUMBAUGH                                                                              1992
        Chairman and Chief Executive Officer,
        Ralphs Grocery Company,
        Los Angeles, California -- Supermarket Chain.
        Age -- 62
        Member -- Audit and Compensation Committees
        Since February 1976, Mr. Allumbaugh's principal occupation has been as shown above. Mr. Allumbaugh is a member of the Board of Directors of H. F.
        Ahmanson & Company and Ultramar Inc.

        LUINO DELL'OSSO, JR.                                                                          1993
        Executive Vice President
          and Chief Operating Officer,
        El Paso Natural Gas Company,
        El Paso, Texas -- Natural Gas Transmission.
        Age -- 54
        Since November 1990, Mr. Dell'Osso has been Executive Vice President and
        Chief Operating Officer of the Company. Mr. Dell'Osso was Senior Vice
        President and Chief Financial Officer of Burlington Resources Inc. ("BR")
        from April 1989 until October 1990 and Senior Vice President, Finance and
        Planning of BR from May 1988 until March 1989. From April 1984 until December
        1988, he was Senior Vice President, Finance and Planning of Burlington
        Northern Inc.

        EUGENIO GARZA LAGUERA                                                                         1993
        Chairman of the Board of Directors,
          Valores Industriales, S.A. ("VISA"),
          Monterrey, Mexico -- Mexican Holding Company
          principally involved in beer and
          soft drink bottling and distribution;
        Chairman of the Board of Directors,
          Fomento Economico Mexicano,
          S.A. de C.V. ("FEMSA"),
          Monterrey, Mexico -- Beer and
          soft drink bottling and distribution;
        Chairman of the Board of Directors,
          Grupo Financiero Bancomer, S.A. de C.V.,
          Mexico City, Mexico -- Mexican Holding Company
          principally involved in commercial banking;
        Chairman of the Board of Directors,
          BANCOMER,
          Mexico City, Mexico --
          Commercial Banking Institution;
        Chairman of the Board of Regents,
          Instituto Tecnologico Y de
          Estudios Superiores de Monterrey, A.C.,
          Monterrey, Mexico -- Higher Education.
        Age -- 70
        Member -- Audit and Compensation Committees
        Mr. Garza Laguera has been employed as the Chairman of the Board of Directors of VISA and FEMSA and Chairman of the Board of Regents of Instituto
        Tecnologico Y de Estudios Superiores de Monterrey for more than five years.
        He has been the Chairman of the Board of Directors of Grupo Financiero
        Bancomer and BANCOMER since 1991.

                            NAME, PRINCIPAL OCCUPATION                                              SERVED AS
                          AND SELECTED OTHER INFORMATION                                            DIRECTOR
                         CONCERNING NOMINEES FOR DIRECTOR                                             SINCE
                         --------------------------------                                           ---------
        JAMES F. GIBBONS                                                                              1994
        Dean of the School of Engineering,
        Stanford University,
        Stanford, California -- Higher Education.
        Age -- 62
        Member -- Audit and Compensation Committees
        Dr. Gibbons has been on the faculty of Stanford University since 1957 and has been the Dean of the School of Engineering since September 1984. He is a member of the Board
        of Directors of Centigram Communications Corp., Cisco Systems, Inc., Lockheed
        Corporation and Raychem Inc.

        BEN F. LOVE                                                                                   1992
        Retired.
        Age -- 69
        Chairman -- Compensation Committee
        Member -- Audit Committee
        Mr. Love has been retired since December 1989. For more than five years prior to that date, Mr. Love was Chairman and Chief Executive Officer of Texas
        Commerce Bancshares, Inc. He is a member of the Board of Directors of
        Burlington Northern Inc., Eli Lilly and Company and Mitchell Energy &
        Development Corp.

        KENNETH L. SMALLEY                                                                            1992
        Retired.
        Age -- 63
        Chairman -- Audit Committee
        Member -- Compensation Committee
        Mr. Smalley has been retired since February 1992. For more than five years prior to that date, Mr. Smalley was Senior Vice President of Phillips
        Petroleum Company and President of Phillips 66 Natural Gas Company, a
        Phillips Petroleum Company subsidiary. He is a member of the Board of
        Directors of First Bancshares Inc.

        WILLIAM A. WISE                                                                               1984
        Chairman of the Board, President
          and Chief Executive Officer,
        El Paso Natural Gas Company,
        El Paso, Texas -- Natural Gas Transmission.
        Age -- 48
        Mr. Wise became Chairman of the Board in January 1994. Mr. Wise has been the
        President and Chief Executive Officer of the Company since January 1990. He was President and Chief Operating Officer of the Company from April 1989 to
        December 1989. From March 1987 until April 1989, Mr. Wise was an Executive
        Vice President of the Company. From January 1984 to February 1987, he was a
        Senior Vice President of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 -- RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors desires to obtain stockholder ratification of the resolution appointing Coopers & Lybrand, State National Plaza, Suite 1600, El Paso, Texas 79901, as independent certified public accountants for the Company for the fiscal year 1994. Coopers & Lybrand has served continuously in such capacity for the Company since 1983.

     If the appointment is not ratified, the adverse vote will be considered as an indication to the Board of Directors that it should select other independent certified public accountants for the following fiscal year. Given the difficulty and expense of making any substitution of accountants after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 1994 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     A representative from Coopers & Lybrand will attend the Annual Meeting to respond to appropriate questions raised during the Annual Meeting or submitted to Coopers & Lybrand in writing prior to the Annual Meeting, and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR 1994.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation awarded to, earned by or paid to any person serving as the Company's President and Chief Executive Officer or acting in a similar capacity during the last completed fiscal year (the "CEO"), and the Company's four other most highly compensated executive officers (collectively the "named executives") for services rendered to the Company and its subsidiaries in all capacities during each of the last three fiscal years. The table also identifies the principal capacity in which each of the named executives served the Company at the end of fiscal year 1993.

                         SUMMARY COMPENSATION TABLE(1)

                                             ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                    -------------------------------------   --------------------------------------
                                                                                     AWARDS              PAYOUTS
                                                                            -------------------------   ----------
                                                                                                        LONG-TERM
                                                               OTHER                       SECURITIES   INCENTIVE
                                                              ANNUAL         RESTRICTED    UNDERLYING      PLAN       ALL OTHER
     NAME AND                        SALARY     BONUS      COMPENSATION     STOCK AWARDS    OPTIONS      PAYOUTS     COMPENSATION
PRINCIPAL POSITION        YEAR        ($)        ($)          ($) (5)         ($) (6)       (#) (7)      ($) (8)       ($) (9)
- ------------------        ----      --------   --------   ---------------   ------------   ----------   ----------   ------------
William A. Wise           1993      $400,000   $400,000       $24,187               --        80,000            --     $ 64,369
  President and Chief     1992      $357,500   $400,000       $70,176         $961,875       150,000    $1,423,977     $ 78,702
  Executive Officer       1991      $275,000   $225,000

Luino Dell'Osso, Jr.      1993      $300,000   $300,000       $14,194               --        40,000            --     $ 48,113
  Executive Vice          1992      $277,750   $300,000       $ 2,891         $427,500        50,000    $1,209,750     $ 62,248
    President and         1991      $240,000   $200,000
  Chief Operating Officer

Richard Owen Baish        1993      $190,000   $152,000       $   724               --        15,000            --     $ 27,387
  Senior Vice President   1992      $169,000   $135,200            --         $213,750        34,000    $  403,250     $ 33,026
                          1991      $150,000   $108,580

H. Brent Austin           1993      $185,000   $148,000       $ 1,409               --        15,000            --     $ 19,993
  Senior Vice President   1992(2)   $134,583   $136,000       $   108               --            --            --     $ 16,236
    and                   1991
  Chief Financial Officer

Britton White, Jr.        1993      $175,000   $140,000       $ 2,009               --        15,000            --     $ 18,911
  Senior Vice President   1992      $161,250   $129,000       $   453         $213,750        34,000            --     $ 22,815
    and                   1991(3)   $125,000   $190,000(4)
  General Counsel

- ---------------

(1) The Company did not have any executive officer terminate employment during fiscal year 1993 who would otherwise have been included as a named executive in this table.

(2)  Mr. Austin began his employment with the Company in March 1992.

(3)  Mr. White began his employment with the Company in March 1991.

(4) Mr. White's 1991 bonus was $90,000. In addition, he received a special one-time bonus of $100,000 in connection with his acceptance of employment with the Company.

(5) In accordance with the transitional provisions of the Securities and Exchange Commission (the "SEC") rules, the Company has not provided any information in this column for fiscal year 1991. The aggregate value of the perquisites and other personal benefits received by each named executive, other than those received by the CEO in 1992, has not been reflected for any fiscal year because the amount was below the reporting threshold. The value of the perquisites and other personal benefits was calculated in accordance with applicable Internal Revenue Service (the "IRS") regulations. However, the value attributed to the use of the Company's aircraft ($35,274 in 1992 for Mr. Wise) was based upon the period from December 1991 through November 1992. All other compensation reflected is based upon fiscal year amounts.

(6) The restricted stock awards made in 1992 were the result of a special one-time incentive grant made in connection with the initial public offering of the Company's Common Stock. On December 9, 1992 and January 15, 1994, 20% of each named executive's restricted stock vested. The remaining restricted stock granted will vest on January 15, 1995 and January 15, 1996 at a rate of 20% and 40% of the original grant, respectively. Dividends are paid directly to the holder of the restricted stock. The total number of shares of restricted stock held on December 31, 1993, by Messrs. Wise, Dell'Osso, Baish, Austin and White was 36,000, 16,000, 8,000, 837 and 8,000, respectively. The aggregate dollar value on December 31, 1993, of all shares of restricted stock for Messrs. Wise, Dell'Osso, Baish, Austin and White was $1,296,000, $576,000, $288,000, $30,132 and $288,000,
     respectively. No named executive received a grant of restricted stock from the Company during the fiscal years 1993 and 1991.

(7) The stock options granted in 1992 were the result of a special one-time incentive grant made in connection with the initial public offering of the Company's Common Stock. The stock options granted by BR (the Company's former parent company) prior to 1992 have not been included in the "Summary Compensation Table" since they do not provide a meaningful comparison to the stock options granted by the Company during the fiscal years 1993 and 1992. See the "Aggregated Option/SAR Exercises in 1993 and Fiscal Year-End Option/SAR Values" Table for the year-end holdings and value of all Company stock options held by the named executives, including those converted from BR stock options. No named executive received a grant of stock options from the Company during the fiscal year 1991.

(8) The amounts reflected in this column are payouts made under BR's performance share unit plan. These payouts were made early as a result of the Company's spin-off from BR. The amounts represent compensation earned as a result of the achievement of performance targets established by BR while the Company was a subsidiary of BR and not for services rendered to the Company after the spin-off. No named executive received a long-term incentive plan award or payout from the Company during the fiscal years 1993 and 1991.

(9) In accordance with the transitional provisions of the SEC rules, the Company has not provided any information in this column for fiscal year 1991. The compensation reflected in this column is comprised of Company contributions to the Company's Retirement Savings Plan, supplemental Company contributions under the Supplemental Benefits Plan and the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 1993 were $15,000, $49,000 and $369 for Mr. Wise; $15,000, $33,000 and $113 for Mr. Dell'Osso; $15,000, $12,360
     and $27 for Mr. Baish; $13,923, $6,057 and $13 for Mr. Austin; and $13,906, $4,994 and $11 for Mr. White, respectively.

     The following table sets forth the number of stock options granted at fair market value to each of the named executives during the fiscal year 1993. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2003 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of five and ten percent will result in stock prices in the year 2003 of approximately $50.19 and $79.92, respectively. The amounts shown in the table as potential realizable values for all shareholders' stock (approximately $700 million and $1.8 billion) represent the corresponding increases in the market value of 36,863,764 outstanding shares of the Company's Common Stock held by all shareholders (other than the Company) as of December 31, 1993. No gain to the named executives is possible without an increase in stock price which will benefit all shareholders proportionately. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                             OPTION GRANTS IN 1993

                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                ASSUMED ANNUAL RATES OF STOCK
                                                                                PRICE APPRECIATION FOR OPTION
                                                                                             TERM
                                        INDIVIDUAL GRANTS(1)                     ------------------------------
                        -----------------------------------------------------
                        NUMBER OF     % OF TOTAL
                        SECURITIES     OPTIONS                                  IF STOCK PRICE  IF STOCK PRICE
                        UNDERLYING    GRANTED TO                                  AT $50.19        AT $79.92
                         OPTIONS      EMPLOYEES       EXERCISE      EXPIRATION     IN 2003          IN 2003
         NAME           GRANTED(#)     IN 1993      PRICE ($/SH)       DATE         5% ($)          10% ($)
         ----           ----------    ----------    ------------    ---------   --------------  --------------
ALL SHAREHOLDERS' STOCK
  APPRECIATION.........   N/A          N/A            N/A             N/A       $714,339,224    $1,810,275,846
William A. Wise........   80,000       14.06%        $30.8125       01/12/03    $  1,550,225    $    3,928,575
Luino Dell'Osso, Jr....   40,000        7.03%        $30.8125       01/12/03    $    775,113    $    1,964,288
Richard Owen Baish.....   15,000        2.64%        $30.8125       01/12/03    $    290,667    $      736,608
H. Brent Austin........   15,000        2.64%        $30.8125       01/12/03    $    290,667    $      736,608
Britton White, Jr......   15,000        2.64%        $30.8125       01/12/03    $    290,667    $      736,608

- ---------------

(1) The stock options were granted on January 12, 1993 at the fair market value on that date, and became exercisable on January 12, 1994. There were no stock appreciation rights ("SARs") granted in 1993. Any unvested stock options become fully exercisable in the event of a "change in control" (see page 12 of this Proxy Statement for a description of the Company's Omnibus Compensation Plan and the term "change in control"). Under the terms of the Omnibus Compensation Plan, the Compensation Committee has the authority to change the vesting of the stock options. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment.

N/A -- Not Applicable

     The following table sets forth information concerning each stock option (or tandem SAR) which was exercised during the fiscal year 1993 by each of the named executives and the fiscal year-end value of the unexercised stock options (and tandem SARs), provided on an aggregate basis.

                    AGGREGATED OPTION/SAR EXERCISES IN 1993
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING                     VALUE OF
                                                                  OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                                                             AT FISCAL YEAR-END (#)      AT FISCAL YEAR-END ($) (2)
                       SHARES ACQUIRED        VALUE        ---------------------------   ---------------------------
            NAME       ON EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----       ---------------   ---------------   -----------   -------------   -----------   -------------
William A. Wise........           0         $       0        103,592        180,000       $1,804,862     $2,148,750
Luino Dell'Osso, Jr....      30,000         $ 582,698         58,546         73,333       $1,019,441     $  787,911
Richard Owen Baish.....           0         $       0         20,774         37,667       $  365,178     $  470,214
H. Brent Austin........      25,049         $ 373,806         45,317         30,105       $  791,886     $  340,242
Britton White, Jr......           0         $       0              0         37,667       $        0     $  470,214

 ---------------

(1) The figures presented in this column have been calculated based upon the difference between the fair market value of each stock option/SAR on the date of exercise and its exercise price.

(2) The figures presented in this column have been calculated based upon the difference between a fair market value on December 31, 1993 of $36.1875 for each stock option/SAR and its exercise price. Messrs. Wise and Dell'Osso have tandem SARs attached to some of their stock options. If their stock options are exercised, the tandem SARs expire and vice versa. The exercise of a tandem SAR would have the equivalent market value as the exercise of a stock option.

                                  PENSION PLAN

     Set forth below is a table describing the Pension Plan of the Company and its subsidiaries in which the named executives, as well as other Company employees, may be entitled to participate. The following table lists current annual retirement benefits under the Pension Plan for the average annual earnings and years of credited service shown for a participant retiring at the normal retirement age of 65. Under the Pension Plan and applicable Internal Revenue Code (the "IRC") provisions, compensation in excess of $150,000 cannot be taken into account under the Pension Plan. Any excess benefits otherwise accruing under the Pension Plan are payable under the Company's Supplemental Benefits Plan.

     Estimated annual benefit levels under the Pension Plan, based on earnings and years of credited service at the normal retirement age, are as follows:

                               PENSION PLAN TABLE


                                                       YEARS OF CREDITED SERVICE AT NORMAL RETIREMENT AGE
 FINAL AVERAGE                                         --------------------------------------------------
PENSION EARNINGS                                          15             20           25            30
- ----------------                                       --------       --------     --------      --------
 $ 100,000............................................ $ 22,560       $ 30,080     $ 37,600      $ 45,120
 $ 300,000............................................ $ 70,560       $ 94,080     $117,600      $141,120
 $ 500,000............................................ $118,560       $158,080     $197,600      $237,120
 $ 700,000............................................ $166,560       $222,080     $277,600      $333,120
 $ 900,000............................................ $214,560       $286,080     $357,600      $429,120
 $1,100,000........................................... $262,560       $350,080     $437,600      $525,120

     Benefits which accrue under the Pension Plan are based upon the gross salary amount, including incentive bonuses, but excluding all commissions and other compensation or benefits of any kind. The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus .5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. There is no deduction for Social Security amounts paid; however, an early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable from retirement until age 62. Both the basic benefit and the early retirement supplement are reduced by 2% for each year the participant's actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier. Years of credited service under the Pension Plan at age 65 for Messrs. Wise, Dell'Osso, Baish, Austin and White are 39, 30, 38, 33 and 18, respectively.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN

     The graph on the following page shows the changes in the value of $100 invested since March 12, 1992 (the Company's initial public offering date for its Common Stock) for the Company's Common Stock and since February 29, 1992 (the month-end date closest to the March 12, 1992 initial public offering date of the Company's Common Stock) for the Standard & Poor's Natural Gas Index and the Standard & Poor's 500 Stock Index.

       COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURNS IN 1992 AND 1993
           THE COMPANY, S&P NATURAL GAS INDEX AND S&P 500 STOCK INDEX

      MEASUREMENT PERIOD                          S&P NATURAL       S&P 500
    (FISCAL YEAR COVERED)         THE COMPANY      GAS INDEX      STOCK INDEX
    ---------------------         -----------     -----------    -------------
2/29/92                                              100.0           100.0
3/12/92                              100.0           100.0           100.0
3/92                                 119.1           101.4            98.1
6/92                                 129.0           112.9            99.9
9/92                                 153.6           128.2           103.1
12/92                                167.6           123.7           108.3
3/93                                 202.2           148.9           113.0
6/93                                 214.0           159.9           113.5
9/93                                 217.5           167.2           116.1
12/93                                200.4           146.9           119.2

                            QUARTERLY CUMULATIVE TOTAL RETURNS ($)
                 -------------------------------------------------------------
 QUARTER-END     THE COMPANY     S&P NATURAL GAS INDEX     S&P 500 STOCK INDEX
 ----------      -----------     ---------------------     -------------------
1992:
  March            $ 119.1              $ 101.4                  $  98.1
  June               129.0                112.9                     99.9
  September          153.6                128.2                    103.1
  December           167.6                123.7                    108.3
1993:
  March            $ 202.2              $ 148.9                  $ 113.0
  June               214.0                159.9                    113.5
  September          217.5                167.2                    116.5
  December           200.4                146.9                    119.2

     The quarter-end values of each investment are based on the share price appreciation and assumes cash dividend reinvestment. The calculations exclude any applicable brokerage commissions and taxes. Total shareholder return from each investment can be calculated from the quarter-end values given above.

                         COMPENSATION COMMITTEE REPORT

     The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. For 1993, the Committee consisted of four independent, non-employee Directors of the Company. No compensation committee interlocks nor insider participation exists on the Compensation Committee.

POLICIES AND MISSION

     The Compensation Committee has determined that the compensation program of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation (including base salary, year-end bonus, restricted stock awards, stock option grants and other long-term incentive awards) is, to a significant extent, dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also attributes significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets and achieving other long-range business and operating objectives.

     In order to determine appropriate levels of executive compensation, the Compensation Committee periodically conducts a thorough competitive evaluation, reviews proprietary and proxy information, and consults with and receives advice from an independent compensation consulting firm. The Compensation Committee also considers relevant industry and market changes when evaluating the Company's performance and each individual executive's performance. The independent consulting firm provides data and information that compares the Company with a peer group of companies. Such peer group consists of most of those companies included in the S&P Natural Gas Index (reflected in the Performance Graph found on page 9 of this Proxy Statement) and certain additional companies in the energy industry which the consulting firm and the Compensation Committee believe represent the Company's most direct competition for executive talent.

     A primary mission of the Compensation Committee is to ensure that each executive officer's compensation is directly related to the performance of the Company and its Common Stock and the performance of the individual executive officer. Toward that end, the Compensation Committee has established an executive compensation program with a strong performance-based orientation. In particular, the Compensation Committee has determined, in consultation with the independent consulting firm, that the long-term incentive awards for executive officers, including the CEO, should be targeted in the top one-half of the peer group and tied directly to Common Stock share value, consisting of approximately 50% in stock options and 50% in performance share units. With respect to cash compensation, the base salary of executive officers is targeted at or near the 50th percentile of the peer group (described above). Total cash compensation can reach approximately the 90th percentile of such peer group with year-end incentive bonuses ranging from 0% to 100% of base salary for the CEO and Chief Operating Officer (the "COO"), and from 0% to 80% of base salary for the other executive officers. The Compensation Committee determines what percentage bonus will be awarded based upon both the Company's and the individual executive's performance vis-a-vis objectives established each year. The Company and the Compensation Committee will review the executive compensation policies to determine whether Section 162(m) of the IRC (pertaining to the deductibility of executive compensation for certain executive officers) will have any material impact.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed the Company's 1993 financial performance targets (consisting of income, earnings, return and cash flow objectives) and the Company's 1993 non-financial goals (consisting of regulatory, marketing and operating matters) and has determined that the Company's 1993 performance has met or exceeded each objective in all significant respects. Accordingly, the Company was awarded the highest rating available. The Compensation Committee does not assign relative weights to each of the factors and criteria used in determining executive compensation. Moreover, publication of sensitive and proprietary quantifiable targets and other specific goals for the Company and CEO established and applied each year could adversely affect the Company.

     The Compensation Committee, in consultation with the independent consulting firm, applied the information and performance factors for 1993 to determine the appropriate compensation for the CEO. The Committee also recognized the significant leadership, planning and business execution role performed by the CEO during the fiscal year 1993, and the CEO's role in building strong markets for the Company's natural gas transportation, gathering and other services and in maintaining efficient operations to remain competitive in the future. In addition, the CEO displayed exceptional foresight by directing certain of the Company's businesses into areas of potential financial growth and opportunity. Having reviewed the contribution that the CEO made to the Company's performance in 1993, the Compensation Committee believed that he continues to demonstrate the motivational, planning and leadership qualities that the executive compensation program was designed to foster and reward.

     In recognition of the CEO's overall performance and his responsibility for the Company's success during 1993, the Compensation Committee determined that he should receive the highest rating available, and awarded him the maximum incentive bonus available (100% of base salary). The Committee also vested 15% of the performance share units granted to the CEO in 1992 (100% of the performance share units eligible for vesting in 1993) as a result of the Company's 1993 performance in comparison to the performance of other companies in the peer group. In support of the Compensation Committee's long-term compensation mission to provide competitive compensation incentives to retain and motivate executive officers, the CEO was granted 80,000 stock options in January 1993.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     The Compensation Committee, in consultation with the independent consulting firm, applied the information and performance factors outlined above in reviewing and approving the compensation of the Company's other executive officers. This process resulted in a determination that, based upon individual performance and their contributions to overall Company performance during the fiscal year 1993, each executive officer should be awarded the maximum incentive bonus available (100% of base salary for the COO and 80% of base salary for the other executive officers). In addition, 15% of performance share units granted to executive officers in 1992 were vested, and stock options were granted to provide continuing incentives for future performance.

           THE 1993 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Byron Allumbaugh       Eugenio Garza Laguera         Ben F. Love         Kenneth L. Smalley
      (Member)                 (Member)                (Chairman)               (Member)

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with Mr. Wise. The term of the agreement is three years from its initial effective date (July 31, 1992) and is automatically renewed at the end of every month (re-establishing a three-year term on the first of each month), unless either party notifies the other that it elects not to extend the term of the agreement. If Mr. Wise's employment is terminated involuntarily, without cause, or is voluntarily terminated by Mr. Wise for "good reason" (as defined in the Severance Plan, which is discussed below), Mr. Wise will receive his salary, bonus (equal to fifty percent of the maximum bonus opportunity in effect at the time of termination, but not less than fifty percent of annual salary) and benefits through the end of the term of the employment agreement. Unless termination follows a "change in control" (as defined in the Severance Plan), any continued salary, bonus or benefits (not including defined benefit pension plan payments) will be reduced by comparable compensation from subsequent employment. If Mr. Wise's employment is terminated because of death, involuntary termination for cause or is voluntarily terminated by Mr. Wise other than for "good reason," Mr. Wise's right to receive his salary shall terminate on the date of termination of his employment and his right to receive benefits will be determined according to the terms of the Company's applicable plans. Mr. Wise will also be entitled to pension benefits under the terms of the Company's Supplemental Benefits Plan, but based on one additional year of "age" and "service" credit for each year of the term. Upon termination of his employment, this benefit will be funded through a trust. If Mr. Wise's employment is terminated prior to the end of the term, other than as a result of either a "change in control" of the Company or his voluntary termination of the agreement for "good reason" pursuant to six months prior written notice to the Company of such termination, Mr. Wise will be subject to a non-competition provision through the end of the term. Any compensation and benefits received by Mr. Wise under the Severance Plan will offset obligations of a similar nature under Mr. Wise's employment agreement.

     The Company entered into a letter agreement with Mr. Dell'Osso dated October 22, 1990, which provides for the purchase of Mr. Dell'Osso's residence if his employment is terminated with the Company for any reason other than for cause. Pursuant to his letter agreement, Mr. Dell'Osso is also entitled to additional years of credited service with respect to pension benefits which are payable under the Company's Supplemental Benefits Plan if he remains employed with the Company until the specified age set forth in his letter agreement, or if his employment is terminated before he reaches the specified age for any reason other than for cause.

     The Company entered into a letter agreement with Mr. White dated February 22, 1991, which provides for the payment of a special one-time bonus. In addition, the letter agreement also provides that Mr. White is entitled to additional years of credited service with respect to pension benefits which are payable under the Company's Supplemental Benefits Plan if he remains employed with the Company until the specified age set forth in his letter agreement.

     The Company has a Key Executive Severance Protection Plan (the "Severance Plan") which provides severance benefits following a "change in control" of the Company for all officers of the Company and its subsidiaries in an amount equal to three times annual salary, including maximum bonus amounts. The Severance Plan also provides for the continuation of life and health insurance for a period of 18 months subsequent to a participant's termination of employment following a "change in control" of the Company, as well as a supplemental pension payable under the Company's Supplemental Benefits Plan calculated by adding three years of additional credited pension service and certain other benefits. Benefits are payable under the Severance Plan for any termination of employment within two years of the date of a "change in control" of the Company, except where termination is by reason of death, disability, for cause or instituted by the employee for other than "good reason." The Severance Plan provides that certain additional payments will be made to terminated participants following a "change in control" of the Company if the participant's payments are subjected to a specified adverse excise tax. The Severance Plan also provides that the Company will pay legal fees and expenses incurred by a participant to enforce rights or benefits under the plan. Under the Severance Plan, a "change in control" of the Company is deemed to occur if (a) any person or entity becomes the beneficial owner of 20% or more of the Company's outstanding securities, (b) any person or entity purchases the Company's Common Stock pursuant to a tender offer or exchange offer, other than a tender offer or exchange offer made by the Company, (c) the stockholders of the Company approve a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company or
(d) there occurs an unapproved change in the constitution of the majority of the Board of Directors of the Company within a two-year period.

     The Company has an Omnibus Compensation Plan which provides that stock options, SARs, limited stock appreciation rights ("LSARs"), PSUs and restricted stock may be granted to officers and key employees of the Company and its subsidiaries. The Plan Administrator (as defined in the plan) determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully exercisable, SARs and LSARs become immediately exercisable, designated amounts of PSUs become fully vested and all restrictions placed on awards of restricted stock automatically lapse. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     Under the Company's Incentive Compensation Plan, awards of cash or Common Stock may be granted to eligible officers of the Company and its subsidiaries. The amount of awards available and the performance goals upon which the awards are contingent are determined by the Compensation Committee for the CEO and certain other officers, and by the Management Committee (as defined in the plan) for all other officers. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, the current year's maximum incentive award for each officer becomes fully payable within 30 days following such "change in control." For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Supplemental Benefits Plan provides benefits to officers and key employees of the Company and its subsidiaries. The benefits equal the amount that a participant failed to receive under the Company's Pension Plan because the Pension Plan does not consider deferred compensation for purposes of calculating benefits and is subject to IRS limitations on the amount of compensation to be considered when calculating benefits and on the amount of benefits that can be paid to a participant. The plan also provides an additional benefit equal to the amount of the Company's matching contribution to the Company's Retirement Savings Plan that cannot be made because of deferred compensation and IRS limitations. The plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The Management Committee (as defined in the plan) designates who may participate and administers the plan. Benefits under the Company's Supplemental Benefits Plan are paid upon termination of employment in a lump-sum payment. In the event of a "change in control," the supplemental pension benefits become fully vested and nonforfeitable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Deferred Compensation Plan allows eligible executives of the Company and its subsidiaries to defer all or a portion of their base salaries. The Management Committee (as defined in the plan) designates the executives who may participate. Amounts deferred are payable upon termination of employment in a lump-sum payment or in periodic installments, except that the Management Committee may, in its discretion, accelerate payments. Any amounts deferred bear interest at a rate based on an index specified by the Management Committee.

     The Company has a Senior Executive Survivor Benefits Plan which provides certain senior executives of the Company and its subsidiaries, who are designated by the Management Committee (as defined in the plan), with survivor benefit coverage in lieu of the coverage provided generally for employees under the Company's group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one-half times the executive's annual salary. Benefits are payable in installments over 30 months beginning within 31 days after the executive's death, except that the Management Committee may, in its discretion, accelerate payments.

        SECURITY OWNERSHIP OF A CERTAIN BENEFICIAL OWNER AND MANAGEMENT

     The following table sets forth certain information as of January 21, 1994, regarding the beneficial ownership of the Company's Common Stock by (i) each Director, (ii) each of the named executives and (iii) all Directors and executive officers as a group. In addition, the table identifies each person or entity known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock as of December 31, 1993. No family relationship exists between any of the Directors and executive officers of the Company.

  TITLE OF                                          BENEFICIAL OWNERSHIP      STOCK                     PERCENT
    CLASS                    NAME                 (EXCLUDING OPTIONS) (1)   OPTIONS (3)      TOTAL      OF CLASS
- -------------                ----                 -----------------------   -----------   -----------   --------
Common Stock     Financial Industrial Income
                 Fund, Inc. d/b/a INVESCO
                 Industrial Income Fund, Inc.         2,275,000                  --       2,275,000     6.17%
                 7800 East Union Avenue,
                 Suite 800
                 P.O. Box 2040, Denver, CO 80201
Common Stock     Byron Allumbaugh                         2,000               4,000           6,000      *
Common Stock     Luino Dell'Osso, Jr.                    22,940             115,212         138,152      *
Common Stock     Eugenio Garza Laguera                        0               3,000           3,000      *
Common Stock     James F. Gibbons                         1,000               3,000           4,000      *
Common Stock     Ben F. Love                             11,000               1,000          12,000      *
Common Stock     Kenneth L. Smalley                       2,000               4,000           6,000      *
Common Stock     William A. Wise                         78,006(2)          233,592         311,598      *
Common Stock     Richard Owen Baish                      10,192              47,108          57,300      *
Common Stock     H. Brent Austin                          5,553              60,317          65,870      *
Common Stock     Britton White, Jr.                      16,000              26,334          42,334      *
Common Stock     Directors and executive
                 officers as a Group (13 persons        172,695             561,564         734,259     1.96%
                 in total, including those
                 individuals listed above)

- ---------------

 *   Less than 1%.

(1) Due to the unavailability of more current data, the figures presented in this column for the individuals may include shares of Common Stock held under the Company's Retirement Savings Plan as of December 31, 1993. Directors and executive officers have sole voting and investment power of the shares of Common Stock reflected in the table above, except that each of Messrs. Allumbaugh, Love, Wise, Dell'Osso and Austin shares with one or more other individuals voting and investment power with respect to 2,000, 2,000, 2,000, 2,940 and 159 shares of Common Stock, respectively. Some shares of Common Stock reflected in this column for certain individuals are subject to restrictions.

(2) Mr. Wise's beneficial ownership excludes 200 shares of Common Stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims beneficial ownership.

(3) The Directors and executive officers have the right to acquire the shares of Common Stock reflected in this column within 60 days through the exercise of stock options and/or SARs.

                              COST OF SOLICITATION

     The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $7,500, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson & Company Inc. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of the Company's Common Stock.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matters should come before the Annual Meeting, all proxies (with the exception of broker non-votes) which have been signed and returned without further instruction will give the persons designated thereon discretionary authority to vote according to their best judgment.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, certain officers and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms filed, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1993.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the Company's 1995 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, El Paso Natural Gas Company, 304 Texas Avenue, El Paso, Texas 79901, and must be received by the Corporate Secretary on or before October 18, 1994. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                 ANNUAL REPORT

     A copy of the Company's 1993 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one by writing or calling Ms. Stacy J. James, Corporate Secretary, El Paso Natural Gas Company, 304 Texas Avenue, El Paso, Texas 79901, telephone (915) 541-2600.

                                             By Order of the Board of Directors


                                                   /s/ STACY J. JAMES
                                                       Stacy J. James
                                                    Corporate Secretary

El Paso, Texas
February 15, 1994

PROXY

                     SOLICITED BY THE BOARD OF DIRECTORS

                         EL PASO NATURAL GAS COMPANY

                       ANNUAL MEETING OF STOCKHOLDERS

                              MARCH 17, 1994

     The undersigned herby appoints Willian A. Wise and Britton White, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of El Paso Natural Gas Company held of record by the undersigned on February 1, 1994, at the Annual Meeting of Stockholders to be held at the Crescent III meeting room, The Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona on March 17, 1994, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1 and 2.

                                                                     SEE REVERSE
      (IMPORTANT -- TO BE SIGNED AND DATED ON REVERESE SIDE)            SIDE

{X} Please mark votes
    as in this example

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Directors.

Nominees: Byron Allumbaugh, Luino Dell'Osso, Jr.,                2. Ratification of the appointment      FOR    AGAINST    ABSTAIN
          Eugenio Garza Laguera, James F. Gibbons,                  of Coopers & Lybrand as
          Ben F. Love, Kenneth L. Smalley,                          Independent Certified Public         { }      { }        { }
          William A. Wise.                                          Accountants of the Company
                                                                    for fiscal year 1994.

    FOR                                     WITHHOLD
ALL NOMINEES   { }                { }  AUTHORITY TO VOTE
LISTED ABOVE                            FOR ALL NOMINEES
                                          LISTED ABOVE


{ }
   ------------------------------------
   For all nominees except as noted above
                                                                       MARK HERE
                                                                      FOR ADDRESS           MARK
                                                                      CHANGE AND  { }      HERE FOR   { }
                                                                      NOTE AT LEFT         COMMENTS

                                                                 Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by
                                                                 President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY                    Signature                          Date
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.                                ------------------------      ------------------
                                                                 Signature                          Date
                                                                          ------------------------      -------------------


                       CONFIDENTIAL VOTING INSTRUCTIONS
                         EL PASO NATURAL GAS COMPANY
               ANNUAL MEETING OF STOCKHOLDERS -- MARCH 17, 1994
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO NATURAL GAS
    COMPANY RETIREMENT SAVINGS PLAN

The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of Common Stock of El Paso Natural Gas Company credited to my account under the referenced Plan at the close of business on February 1, 1994, the record date, at the Annual Meeting of Stockholders to be held at the Crescent III meeting room, The Crescent Hotel, 2620 West
Dunlap Avenue, Phoenix, Arizona on March 17, 1994, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the meeting, including substitute nominees if any of the named nominees should be unavailable to serve, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the trustee by March 10, 1994, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the trustee without direction being given, this proxy will be voted FOR Proposals 1 and 2.

1. Election of Directors
                                      PLEASE MARK YOUR CHOICE LIKE THIS {X}
                                      IN DARK INK AND SIGN AND DATE BELOW

{ }   VOTE FOR ALL                   { } WITHHOLD FROM
     (except as marked {X} to            VOTING FOR ALL
     the contrary below)

{ } Byron Allumbaugh          { } James F. Gibbons   { } Kenneth L. Smalley
{ } Luino Dell'Osso, Jr.      { } Ben F. Love        { } William A. Wise
{ } Eugenio Garza Laguera


                                      For   Against   Abstain
2. Ratification of the                                               If acting as attorney, executor,
  appointment of Coopers &            { }      { }       { }         trustee or in other representative
  Lybrand as Independent                                             capacity, sign name and title. If
  Certified Public Accountants                                       a corporation, please sign in full
  of the Company for fiscal                                          corporate name by President or
  year 1994.                                                         other authorized officer. If a
                                                                     partnership, please sign in
                                                                     partnership name by authorized
                                                                     person.

                                                                     IMPORTANT:  Please mark, sign,
                                                                     date, and return this proxy card
                                                                     promptly using the enclosed envelope.

Shares held as of December 31, 1993

                                                                     ------------------------------      ---------------
                                                                     SIGNATURE                           DATE
